UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 6, 2009 (December 30, 2008)

Pennsylvania Commerce Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-50961	25-1834776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3801 Paxton Street, Harrisburg, Pennsylvania		17111
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 800-653-6104

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[x] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On and effective as of December 30, 2008, Pennsylvania Commerce Bancorp, Inc. (the “Company”) and Commerce Bank/Harrisburg (the “Bank”) entered into a Transition Agreement with TD Bank N.A. and Commerce Bancorp, LLC (formerly Commerce Bancorp, Inc. and together with TD Bank, N.A., “TD”).  The Transition Agreement terminated the Network Agreement dated January 1, 1997, as thereafter amended in April 2002 and September 29, 2004 (the “Network Agreement”) and the Master Services Agreement dated July 21, 2006 and its addenda (the “Master Services Agreement”) by and between the Company, the Bank and/or TD (and/or their predecessors). With timely advance notice by TD under the Network and Master Services agreements, the agreements would have otherwise terminated on December 31, 2009.  The agreements are being terminated prior to such date in connection with the March 2008 merger of Commerce Bancorp, Inc. into a subsidiary of TD Bank N.A.

The Network Agreement granted to the Company and the Bank, inter alia, the right to use the name “Commerce Bank” and the red “C” logo.  Under the Master Services Agreement, TD performed a broad range of administrative and data processing services for the Bank.

Pursuant to the Transition Agreement, TD will provide to the Bank certain transaction services, representing a continuation of the services provided to the Bank under the terms of the Master Services Agreement until July 15, 2009 or at the Bank’s option, until August 15, 2009, and certain tail services until August 15, 2009, at which time TD will discontinue the provision of all such services, which will thereafter be provided to the Bank by other service providers.  If all services provided by TD under the Transition Agreement (except tail services) are terminated by or on July 15, 2009, and if all tail services terminate by or on August 15, 2009, TD will pay to the Bank a fee in the amount of Six Million ($6,000,000.00) Dollars (“Incentive Fee”).  The Incentive Fee will be reduced to Three Million Two Hundred Fifty Thousand ($3,250,000.00) Dollars if all services other than tail services terminate on or after July 16, 2009 but by or on August 15, 2009 and if all tail services terminate by or on August 15, 2009.  No Incentive Fee will be paid by TD if the above deadlines are not met, unless such failure is due to delays caused by TD.

The Transition Agreement also grants to the Company and the Bank a non exclusive royalty free license to use the trademarks, service marks, logos, and domain names which the Company and the Bank have historically used in the territory where they currently operate their business.  The Company and the Bank are also licensed to use the names “Commerce Bank/Harrisburg” and “Commerce Bancorp” and, subject to certain limitations, the red “C” logo, each in the same form and manner consistent with past practice.  The license will expire on the earlier of September 30, 2009 or the date that the Company and the Bank notify TD, in writing, that they no longer need the license and will discontinue the use of the names, trademarks, service marks, logos and domain names.  Upon termination of the license, the Company and the Bank will change their names, trademarks, service marks and logos.  As previously announced, the Company intends to change its name to Metro Bancorp, Inc. and use a red “M” logo and the Bank intends to change its name to Metro Bank and utilize the same red “M” logo.  The Company and the Bank will effect this name change by September 30, 2009.  Upon the adoptions of its new primary name, trademark, service mark and logo, the name “Commerce Bank” and the red “C” logo and all other related marks will be discontinued and removed from all of the Company’s and Bank’s décor, fixtures, art work, rugs, carpets, promotional materials, supplies, branches, headquarters and administrative buildings; in each case to be replaced by the new primary name and trademark.

Item 1.02                      Termination of a Material Definitive Agreement

 The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated by reference into this Item 1.02.

 ADDITIONAL INFORMATION AND WHERE TO FIND IT
The Company has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (and will file an amended registration statement on Form S-4/A) containing a joint proxy statement addressed to the shareholders of the Company and Republic First Bancorp, Inc. (“Republic First”) and a prospectus for the Company common stock to be offered in the merger of the companies.  A definitive proxy statement will be sent to shareholders of both the Company and Republic First seeking approval of the merger.  Investors and shareholders are urged to carefully read the registration statement, as amended, and the definitive proxy statement when they become available because they will contain important information about the merger.  Investors and shareholders may obtain a free copy of the registration statement and other documents filed with, or furnished to, the SEC by the Company or Republic First at the SEC’s website at http://www.sec.gov. Copies of the registration statement and other documents filed by the Company or Republic First with the SEC may also be obtained free of charge from the Company by directing a request to Ms. Sherry Richart at Pennsylvania Commerce Bancorp, Inc., 3801 Paxton Street, Harrisburg, PA, 17111 (telephone:  800-653-6104) or from Republic First by directing a request to Ms. Linda Lewis at Republic First Bancorp, Inc., 50 South 16th Street, Suite 2400, Philadelphia, PA, 19102 (telephone:  (215) 735-4422 Ext. 5332).

The respective directors, executive officers, and certain other members of management and employees of the Company and Republic First may be participants in the solicitation of proxies in favor of the merger from the respective shareholders of the Company and Republic First.  Information about the directors and executive officers of the Company is set forth in the proxy statement for the Company’s 2008 annual meeting of shareholders, as filed with the SEC on April 23, 2008.  Information about the directors and executive officers of Republic First is included in the proxy statement for Republic First’s 2008 annual meeting of shareholders, which was filed with the SEC on March 11, 2008, and the current report on Form 8-K filed with the SEC on July 23, 2008.   Additional information regarding the interests of such participants in the merger will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC in connection with the merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2009	PENNSYLVANIA COMMERCE BANCORP, INC. (Registrant)
/s/ Mark A. Zody
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Mark A. Zody
Chief Financial Officer